                                                                   EXHIBIT 4(d)

                                                                 CONFORMED COPY

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                               HELENE CURTIS, INC.


                                 NOTE AGREEMENT


                            Dated as of March 1, 1994


                          $27,500,000 Principal Amount
                               6.11% Senior Notes
                               Due March 15, 2001

                          $22,500,000 Principal Amount
                               6.50% Senior Notes
                               Due March 15, 2004






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

                                TABLE OF CONTENTS

Section 1. DESCRIPTION OF NOTES AND COMMITMENT................................1

          1.1.   Description of Notes.........................................1
          1.2.   Commitment; Closing Date.....................................2

Section 2. PREPAYMENT OF NOTES................................................2

          2.1.   Optional Prepayments.........................................2
          2.2.   Notice of Prepayments........................................2
          2.3.   Surrender of Notes on Prepayment or Exchange.................3
          2.4.   Direct Payment and Deemed Date of Receipt....................3
          2.5.   Allocation of Payments.......................................4
          2.6.   Payments Due on Saturdays, Sundays and Holidays..............4

Section 3. REPRESENTATIONS....................................................4

          3.1.   Representations of the Company...............................4
          3.2.   Representations of the Purchasers...........................10

Section 4.  CLOSING CONDITIONS...............................................11

          4.1.   Representations and Warranties .............................11
          4.2.   Legal Opinions..............................................11
          4.3.   Events of Default...........................................11
          4.4.   Payment of Fees and Expenses................................11
          4.5.   Sale of Notes to Other Purchasers...........................11
          4.6.   Legality of Investment......................................11
          4.7.   Private Placement Number....................................11
          4.8.   Proceedings and Documents...................................11

Section 5. INTERPRETATION OF AGREEMENT.......................................12

          5.1.   Certain Terms Defined.......................................12
          5.2.   Accounting Principles.......................................20
          5.3.   Valuation Principles........................................20
          5.4.   Direct or Indirect Actions..................................20

Section 6.  AFFIRMATIVE COVENANTS............................................20

          6.1.   Corporate Existence.........................................20
          6.2.   Insurance...................................................21
          6.3.   Taxes, Claims for Labor and Materials.......................21
          6.4.   Maintenance of Properties...................................21


                                       (i)

          6.5.   Maintenance of Records......................................21
          6.6.   Financial Information and Reports...........................21
          6.7.   Inspection of Properties and Records........................23
          6.8.   ERISA.......................................................24
          6.9.   Compliance with Laws........................................25
          6.10.  Acquisition of Notes........................................25
          6.11.  Private Placement Number....................................25

Section 7.  NEGATIVE COVENANTS...............................................25

          7.1.   Interest Coverage...........................................25
          7.2.   Indebtedness................................................25
          7.3.   Liens.......................................................26
          7.4.   Restricted Payments.........................................27
          7.5.   Merger or Consolidation.....................................28
          7.6.   Sale of Assets..............................................28
          7.7.   Disposition of Stock or Indebtedness of Subsidiaries........29
          7.8.   Transactions with Affiliates................................29
          7.9.   Consolidated Tax Returns....................................29
          7.10.  Nature of Business..........................................29

Section 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR..........................29

          8.1.   Nature of Events............................................30
          8.2.   Remedies on Default.........................................31
          8.3.   Annulment of Acceleration of Notes..........................32
          8.4.   Other Remedies..............................................32
          8.5.   Conduct No Waiver; Collection Expenses......................32
          8.6.   Remedies Cumulative.........................................32
          8.7.   Notice of Default...........................................32

Section 9.  AMENDMENTS, WAIVERS AND CONSENTS.................................33

          9.1.   Matters Subject to Modification.............................33
          9.2.   Solicitation of Holders of Notes............................33
          9.3.   Binding Effect..............................................34

Section 10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND
             REPLACEMENT.....................................................34

          10.1.  Form of Notes...............................................34
          10.2.  Note Register...............................................34
          10.3.  Issuance of New Notes upon Exchange or Transfer.............34
          10.4.  Replacement of Notes........................................34


                                      (ii)

Section 11.  MISCELLANEOUS...................................................35

          11.1.  Expenses....................................................35
          11.2.  Notices.....................................................35
          11.3.  Reproduction of Documents...................................35
          11.4.  Successors and Assigns......................................36
          11.5.  Law Governing...............................................36
          11.6.  Headings....................................................36
          11.7.  Counterparts................................................36
          11.8.  Reliance on and Survival of Provisions......................36
          11.9.  Integration and Severability................................36

ANNEXES......................................................................50

          I      -    Subsidiaries...........................................50
          II     -    Liens..................................................51
          III    -    Indebtedness...........................................52

EXHIBITS.....................................................................53

          A      Form of Senior Note.........................................53
          B      Form of Senior Note.........................................55
          C      Form of Opinion of Purchasers' Counsel......................57
          D      Form of Opinion of Company's' Counsel.......................58


                                      (iii)

                               HELENE CURTIS, INC.
                                 NOTE AGREEMENT

                                                       Dated as of March 1, 1994

To Each of the Purchasers
      Named in the Attached Schedule I

Ladies and Gentlemen:

      HELENE CURTIS, INC., an Illinois corporation (the "Company"), agrees with you as follows:

SECTION 1.   DESCRIPTION OF NOTES AND COMMITMENT

      1.1. DESCRIPTION OF NOTES. The Company has authorized the issuance and sale of $ 50,000,000 aggregate principal amount of its Senior Notes (the "Notes"), to be dated the date of issuance, to bear interest from such date (computed on the basis of a 360-day year comprised of twelve 30-day months), payable semi-annually on September 15 and March 15 of each year, commencing September 15, 1994, and at maturity, at the following rates: (i) $27,500,000 aggregate principal amount of the Notes (the "Series A Notes") shall bear interest at the rate of 6.11% per annum prior to maturity and shall bear interest on any overdue principal (including any overdue prepayment), on any overdue Make-Whole Amount, and (to the extent legally enforceable) on any overdue installment of interest at a rate per annum equal to the greater of (A) 8.11% or (B) the sum of the rate announced by The First National Bank of Chicago from time to time as its prime rate for United States domestic loans in United States dollars plus 2%; and (ii) $22,500,000 aggregate principal amount of the Notes (the "Series B Notes") shall bear interest at the rate of 6.50% per annum prior to maturity and shall bear interest on any overdue principal (including any overdue prepayment), on any overdue Make-Whole Amount, and (to the extent legally enforceable) on any overdue installment of interest at a rate per annum equal to the greater of (A) 8.50% or (B) the sum of the rate announced by The First National Bank of Chicago from time to time as its prime rate for United States domestic loans in United States dollars plus 2%. The Series A Notes shall be expressed to mature on March 15, 2001, the Series B Notes shall be expressed to mature on March 15, 2004 and such Notes shall be substantially in the forms attached as Exhibits A and B, respectively. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You and the other purchasers are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

      1.2. COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

      Delivery of and payment for the Notes shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Quaker Tower, Chicago, Illinois 60610, at 9:00 A.M., Chicago time, on March 15, 1994 or at such other time or on such later date not later than March 31, 1994 as the Company and the Purchasers may mutually agree (the "Closing Date"). The Notes shall be delivered to you in the form of one or more Notes in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the Closing Date shall be against payment of the purchase price thereof in Federal funds or other funds in U.S. dollars immediately available at Harris Trust and Savings Bank, Chicago, Illinois, A.B.A. No. 071000288, for deposit in the Company's Account No. 0004168. If on the Closing Date the Company shall fail to tender the Notes to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes. The funding and other obligations of the Purchasers under this Agreement shall be several and not joint.

SECTION 2.   PREPAYMENT OF NOTES

      2.1.   OPTIONAL PREPAYMENTS.

      (a) Upon notice as provided in Section 2.2(a) and (b), the Company may prepay the Notes, in whole or in part, at any time on or after the first anniversary of the Closing Date, in an aggregate principal amount not less than $1,000,000, an integral multiple of $100,000 in excess thereof or such lesser amount as shall constitute payment in full of the Notes. Each such prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus the Make-Whole Amount.

      (b) Upon the occurrence of a Change of Control, the Company, pursuant to the notice provided in Section 2.2(c), shall offer to prepay the entire principal amount of the Notes at a price of 100% of the principal amount thereof, plus interest accrued thereon to the date of prepayment.

      (c) Except as provided in this Section 2.1, the Notes shall not be prepayable in whole or in part.

      2.2.   NOTICE OF PREPAYMENTS.

      (a) The Company shall give notice of any optional prepayment of the Notes pursuant to Section 2.1(a) to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the Determination Date for calculating the Make-Whole Amount, (iv) a calculation of the estimated amount of the Make-Whole Amount showing in detail the method of calculation and (v) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the actual Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date.

      (b) The Company also shall give notice to each holder of the Notes to be prepaid pursuant to Section 2.1(a), by telecopy, telegram, telex or other same-day written communication, 1 Business Day prior to the prepayment date, of the Make-Whole Amount applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount.

      (c) The Company shall give notice of any offer to prepay the Notes pursuant to Section 2.1(b) to each holder of the Notes immediately following the occurrence of a Change of Control. Such notice shall be certified by an authorized officer of the Company and shall specify (i) the nature of the Change of Control, (ii) the date fixed for prepayment which shall be not less than 30 or more than 45 calendar days after the date of such notice, (iii) the accrued interest applicable to the prepayment and (iv) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which shall not be later than 10 calendar days prior to the date fixed for prepayment. Not earlier than 7 calendar days prior to the date fixed for prepayment, the Company shall give written notice to all holders of Notes identifying each holder (and the principal amount of Notes held) who has given notice of acceptance of the Company's offer, and thereafter any holder may change its response to the Company's offer by written notice to such effect delivered to the Company not less than 3 calendar days prior to the date fixed for prepayment. The aggregate principal amount of Notes held by holders who have accepted the Company's offer and not revoked such acceptance shall become due and payable on the prepayment date.

      2.3.   SURRENDER OF NOTES ON PREPAYMENT OR EXCHANGE.  Subject to
Section 2.4, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to
Section 10.3 in exchange for a new Note or Notes equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company, at the Company's principal office, for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company following such prepayment for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

      2.4. DIRECT PAYMENT AND DEEMED DATE OF RECEIPT. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available funds to such account as you have designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in
Schedule I and shall identify the
payment as principal, Make-Whole Amount, if any, and/or interest. Any payment made pursuant to this Section 2.4 shall be deemed received on the payment date only if received before 11:00 A.M., Chicago time. Payments received after 11:00 A.M., Chicago time, shall be deemed received on the next succeeding Business Day.

      2.5.   ALLOCATION OF PAYMENTS.  In the case of a prepayment pursuant to
Section 2.1(a), if less than the entire principal amount of all of the Notes of each series outstanding is to be paid, the Company will prorate the aggregate principal amount to be prepaid between the Series A and Series B Notes in proportion to the aggregate unpaid principal amounts thereof and among the outstanding Notes of each series in proportion to the unpaid principal amounts thereof.

      2.6. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is a day other than a Business Day, then such payment or exchange shall be made on the next succeeding Business Day.

Section 3.   REPRESENTATIONS

      3.1. REPRESENTATIONS OF THE COMPANY. As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

      (a) CORPORATE ORGANIZATION AND AUTHORITY. The Company is a solvent corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement and to issue and sell the Notes as contemplated in the Agreement. The only Voting Stock of the Company which is issued and outstanding is its common stock, and all of its outstanding common stock is validly issued, fully paid, non-assessable and beneficially owned by Industries. The Company is the only presently existing subsidiary of Industries other than inactive subsidiaries. There are no outstanding options, warrants or rights to acquire Voting Stock of the Company, nor are there any outstanding securities of the Company or Industries or any Subsidiary of either thereof which are convertible into Voting Stock of the Company.


      (b) QUALIFICATION TO DO BUSINESS. The Company is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

      (c) SUBSIDIARIES. The Company has no Subsidiaries except those listed in the attached Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary which is active is so designated on Annex
I. Each active Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation or other organization in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect. Each active Subsidiary has full corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and each active Subsidiary have good and transferable title to all of the shares they purport to own of the capital stock of each active Subsidiary, free and clear in each case of any lien, and all such shares have been duly issued and are fully paid and non-assessable.

      (d) FINANCIAL STATEMENTS. The consolidated balance sheets of Industries, the Company and its Subsidiaries as of February 29 or 28, 1987 through 1993, and the related consolidated statements of earnings and stockholders' equity and cash flows (or changes in financial position for 1986) for each of the years ended on such dates, accompanied by the reports and unqualified opinions of Coopers & Lybrand, independent public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the consolidated financial condition of Industries, the Company and its Subsidiaries on such dates and their consolidated results of operations and cash flows for the years then ended. The unaudited consolidated balance sheets of Industries, the Company and its Subsidiaries as of November 30, August 31 and May 31, 1993, and the unaudited consolidated statements of earnings and cash flows for the three months, three months and six months and three months and nine months ended on such dates and on the comparable dates in the preceding year, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles and the unaudited financial information presented in such financial statements reflects all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the consolidated financial condition of Industries, the Company and its Subsidiaries as of such dates and the consolidated results of their operations and changes in their cash flows for the periods then ended, except that such financial statements omit certain footnotes and are subject to normal year-end audit adjustments.

      (e) NO CONTINGENT LIABILITIES OR ADVERSE CHANGES. Neither the Company nor any of its Subsidiaries has any contingent liabilities which, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole, other than as indicated in the most recent audited and unaudited financial statements described in the foregoing paragraph (d) of this Section 3.1, and, except as set forth in such financial statements, since February 28, 1993, there have been no changes in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis except changes which, individually or in the aggregate, are not material and are not required to be disclosed in the Company's consolidated financial statements in accordance with generally accepted accounting principles or changes occurring in the ordinary course of business, none of which, individually or in the aggregate, have had a Material Adverse Effect.

      (f) NO PENDING LITIGATION OR PROCEEDINGS. There are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, arbitration board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (g)    COMPLIANCE WITH LAW.

                   (i) Neither the Company nor any Subsidiary is: (x) in default with respect to any order, writ, injunction or decree of any court, government authority or arbitration board to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                   (ii) Neither the Company nor any Subsidiary is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or is in violation of any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property and no restriction or prohibition under any such statute, Order, rule or regulation has a Material Adverse Effect.


      (h) ERISA. In reliance on your representations in Section 3.2, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. The Internal Revenue Service has issued a determination or an opinion letter that each "employee pension benefit plan," as defined in Section 3(2) of ERISA established, maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate (except for any such plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management, key executives or highly compensated employees pursuant to ERISA Sections 201, 301 and 401 or for any such plan which is otherwise exempt from Title I of ERISA) (a "Plan") is qualified under Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code.
Each Plan of the Company, any Subsidiary or any ERISA Affiliate complies with ERISA and other applicable laws, except for such instances of noncompliance which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There exists with respect to the Company or any Subsidiary no "multi-employer plan," as defined in Section 4001(a)(3) of ERISA, for which a material withdrawal or termination liability may be incurred. There does not exist with respect to any Plan or trust established or maintained by the Company, any Subsidiary or any ERISA Affiliate: (i) an accumulated funding deficiency within the meaning of ERISA; (ii) any termination of any

Plan or trust which could result in any liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in Section 4043 of ERISA as to which 30 day notices would be required to be filed with the PBGC, which could constitute grounds for termination of any Plan or trust by the PBGC; and (iii) any "prohibited transaction," as that term is defined in ERISA, which could subject any Plan, trust or party dealing with any such Plan or trust to any tax or penalty on prohibited transactions imposed by
Section 4975 of the Code, other than any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date, the Unfunded Vested Liabilities of all Plans did not exceed $500,000.

      (i) TITLE TO PROPERTIES. Except as disclosed on the most recent audited consolidated balance sheet described in the foregoing paragraph (d) of this Section 3.1, the Company and each Subsidiary have (i) good and marketable title in fee simple or its equivalent under applicable law to all the real property owned by them and (ii) good title to all of the other personal property reflected in such balance sheet or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens or defects in title except those permitted by Section 7.3.

      (j) LEASES. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating, none of which are in default, except for leases the termination of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (k) FRANCHISES, PATENTS, TRADEMARKS AND OTHER RIGHTS. The Company and each Subsidiary have all franchises, permits and licenses necessary to carry on or used in their businesses as now being conducted, except for franchises, permits and licenses the lack of which could not be reasonably expected to have a Material Adverse Effect, and none are in default under any of such franchises, permits or licenses except for defaults, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, and licenses, or rights with respect to the foregoing, necessary for, or used by them in, the present conduct of their businesses, without any known conflict with the rights of others, except to the extent that failure to own or possess the same, or such conflict, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (l) AUTHORIZATION. This Agreement and the Notes have been duly authorized on the part of the Company and the Agreement does, and the Notes when issued will, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of this Agreement or the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action, (iii) are legal and will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and (iv) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property may be bound.

      (m) NO DEFAULTS. No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute a Default or an Event of Default under this Agreement. Neither the Company nor any Subsidiary is in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its property may be bound.

      (n) GOVERNMENTAL CONSENT. No consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company, Industries or any Subsidiary is required in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

      (o) TAXES. All income tax returns and all other material tax returns required to be filed by Industries, the Company or any Subsidiary in any jurisdiction have been timely filed, and all taxes, assessments, fees and other governmental charges upon Industries, the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or contested in good faith by appropriate proceedings that stay the collection thereof by the applicable governmental authority during the period of the contest and as to which adequate reserves are maintained in accordance with generally accepted accounting principles. The Company does not know of any proposed additional tax assessment against Industries, it or any Subsidiary for which adequate provision has not been made on its or Industries' books in accordance with generally accepted accounting principles. The Federal income tax liability of Industries, the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended February 28, 1990 and no material controversy in respect of additional taxes due since such date is pending or, to the Company's knowledge, threatened. The provisions for taxes on the books of Industries, the Company and each Subsidiary are adequate for all open years and the current fiscal period.

      (p) STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

      (q) PRIVATE OFFERING. Neither the Company, nor The First National Bank of Chicago (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than institutional investors, including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its express authorization will offer the Notes or any part thereof or any similar security for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to cause the issuance and sale of the Notes to be subject to the provisions of Section 5 of the Securities Act.

      (r) EFFECT OF OTHER INSTRUMENTS. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which (i) in any way restricts the Company's ability to perform its obligations under this Agreement or the Notes or any Subsidiary's ability to pay dividends or make advances to the Company or (ii) has a Material Adverse Effect.

      (s) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Notes to general corporate purposes and to the repayment of Indebtedness. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns nor does the Company or any Subsidiary intend to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

      (t) CONDITION OF PROPERTY. All of the properties of the Company and its Subsidiaries are in sound operating condition and repair, except for facilities being repaired in the ordinary course of business or facilities which, individually or in the aggregate, are not material to the Company and its Subsidiaries, on a consolidated basis.

      (u) BOOKS AND RECORDS. The Company and each Subsidiary (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect in all material respects their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles applicable in the place where the Company or the respective Subsidiary is located.

      (v) ENVIRONMENTAL COMPLIANCE. The Company and each Subsidiary (including their operations and the conditions at or in the Facilities now owned or used by them) comply in all material respects with all Environmental Laws; the Company and each Subsidiary have obtained all permits under Environmental Laws necessary to their respective operations, all such permits are in full force and effect, and the Company and each Subsidiary are in compliance with all material terms and conditions of such permits except, in each of the foregoing cases, for permits, the failure of which to obtain, maintain and comply with, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has any liability (contingent or otherwise) in connection with any Release of any Hazardous Material or the existence of any Hazardous Material on, under or about any Facility that could give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

      (w) FULL DISCLOSURE. Neither the Confidential Offering Memorandum (including its attachments and enclosures), the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other written statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact (exclusive of general economic, political or social conditions or trends) particular to the Company and known by the Company that the Company has not disclosed to you in writing and that has a Material Adverse Effect or, so far as the Company can now reasonably foresee, will have, individually or in the aggregate, a Material Adverse Effect.

      (x) INDEBTEDNESS. Annex III contains a description of all outstanding Indebtedness of the Company and its Subsidiaries.

      3.2. REPRESENTATIONS OF THE PURCHASERS. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for your own account and not with a view to any distribution thereof, provided that the disposition of your property shall at all times be and remain within your control, subject, however, to compliance with Federal securities laws. You agree that you will only transfer the Notes in compliance with Federal securities laws.

     You further represent that either: (i) no part of the funds to be used by you to purchase the Notes will constitute assets allocated to any separate account (as defined in ERISA) maintained by you; or (ii) no part of the funds to be used by you to purchase the Notes will constitute assets allocated to any separate account maintained by you such that the application of such funds will constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA; or (iii) all or a part of such funds will constitute assets of one or more separate accounts maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts as of the date of such purchase and the Company has advised you in writing that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plans disclosed to the Company by you as aforesaid (for the purpose of this clause (iii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used herein, the terms "separate account," "party-in-interest," "employer securities," and "employee benefit plan" have the meanings assigned to them in ERISA.

SECTION 4.   CLOSING CONDITIONS

      Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

      4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the president, the chief financial officer, the chief accounting officer or the Treasurer of the Company.

      4.2. LEGAL OPINIONS. You shall have received from Gardner, Carton & Douglas, who is acting as your special counsel in this transaction, and from Roy
A. Wentz, Secretary and General Counsel of Industries and the Company, their opinions, dated such Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibits C and D, respectively.

      4.3. EVENTS OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Closing Date, and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the president, the chief financial officer, the chief accounting officer or the Treasurer of the Company.

      4.4. PAYMENT OF FEES AND EXPENSES. The Company shall have paid the fees and expenses of Gardner, Carton & Douglas, your special counsel, incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

      4.5. SALE OF NOTES TO OTHER PURCHASERS. The Company shall have consummated the sale of the entire $50,000,000 principal amount of the Notes to be sold on the Closing Date pursuant to this Agreement.

      4.6. LEGALITY OF INVESTMENT. Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restrictions as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

      4.7. PRIVATE PLACEMENT NUMBER. A private placement number with respect to the Notes shall have been issued by Standard & Poor's Corporation.

      4.8. PROCEEDINGS AND DOCUMENTS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.


SECTION 5.   INTERPRETATION OF AGREEMENT

      5.1. CERTAIN TERMS DEFINED. The terms hereinafter set forth when used in this Agreement shall have the following meanings:

      AFFILIATE - Any Person (other than a Subsidiary or an original Purchaser)
(i) who is a director or executive officer of Industries or the Company, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (iii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the Voting Stock of the Company or any Subsidiary or (iv) of which securities representing 5% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 5% or more of its equity) is beneficially owned or held by the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      AGREEMENT - As defined in Section 1.1

      BUSINESS DAY - Any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in Chicago, Illinois or New York, New York generally are authorized by law to close.

      CAPITALIZED LEASE - Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee.

      CAPITALIZED LEASE OBLIGATION - The obligation for Rentals required, in accordance with generally accepted accounting principles, to be capitalized on the balance sheet of the lessee under a Capitalized Lease.

      CHANGE OF CONTROL - The (x) acquisition (including the agreement to act in concert) by any Person or group (within the meaning of Section 13 or 14 of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more in voting power of the outstanding Voting Stock of Industries other than (i) the Gidwitz Family Group or (ii) Persons acquiring such voting power by gift, bequest or descent from any member of the Gidwitz Family Group or trustees acting for any of the aforementioned or (y) failure of Industries to own and control 100% of the Voting Stock of the Company.

      CLOSING DATE - As defined in Section 1.2.

      CODE - The Internal Revenue Code of 1986, as amended.

      CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES - For any fiscal quarter, the sum of (i) earnings before income taxes for such fiscal quarter, plus (ii) Interest Expense for such fiscal quarter, plus (iii) Rentals for such fiscal quarter under all Non-Cancellable Operating Leases, minus (iv) equity in the unremitted earnings for such quarter of any Person other than a Subsidiary, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with generally accepted accounting principles.

      CONSOLIDATED INDEBTEDNESS - Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      CONSOLIDATED NET EARNINGS- For any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles and, without limiting the foregoing, after deduction from gross income of all charges and reserves, including charges and reserves for all taxes on or measured by income, but excluding in any event gains or losses on the sale or other disposition, other than in the ordinary course, of fixed or capital assets or on the acquisition, retirement, repurchase, sale or other disposition of capital stock or other securities of Industries, the Company or any Subsidiary.

      CONSOLIDATED NET WORTH - As of any date of determination, (a) the sum of the amounts which would be set forth as nonredeemable preferred stock, common stock, capital in excess of par value or paid-in surplus and retained earnings on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles, minus
(b) the sum of the amounts which would be set forth on such consolidated balance sheet as (i) the cost of any shares of the Company's common stock held in treasury and (ii) any surplus resulting from any writeup of assets other than a writeup in connection with an acquisition of assets to reflect the fair market value of such assets in accordance with generally accepted accounting principles.

      CONSOLIDATED TOTAL ASSETS - The total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      CONSOLIDATED TOTAL CAPITALIZATION - The sum of Consolidated Net Worth and Consolidated Indebtedness.

      DEFAULT - Any event which, with the lapse of time or the giving of notice, or both, would become an Event of Default.

      DETERMINATION DATE - The day 1 Business Day before the date fixed for a prepayment pursuant to Section 2.1(a) or (b) or Section 7.6 or the date of declaration pursuant to Section 8.2.


      ENVIRONMENTAL CLAIM - Any written notice of violation, claim, demand, abatement order or other order by any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to any Facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statute, rule, regulation, ordinance, order, permit, license or authorization of or from any governmental authority, agency or court relating to environmental matters pertaining to the Facilities.

      ENVIRONMENTAL LAWS - All laws relating to environmental matters, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 ET SEQ.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), and (ii) environmental protection, including the National Environmental Policy Act (42 U.S.C. Section 4321 ET SEQ.), and comparable state and foreign laws, each as amended or supplemented, and any similar or analogous local, state, federal and foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

      ERISA - The Employee Retirement Income Security Act of 1974, as amended.

      ERISA AFFILIATE - The Company and (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

      EVENT OF DEFAULT - As defined in Section 8.1.

      EXCHANGE ACT - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

      FACILITIES - Any and all real property (including all buildings, fixtures or other improvements located thereon) now or heretofore owned, leased, operated or used (under permit or otherwise) by the Company or any of its Subsidiaries.

      THE GIDWITZ FAMILY GROUP - (i) Gerald S. Gidwitz, his children, their spouses, grandchildren of Gerald S. Gidwitz and various trusts, partnerships and other entities holding shares for their benefit, and (ii) Joseph L Gidwitz, his children, their spouses, grandchildren of Joseph L. Gidwitz and various trusts, partnerships and other entities holding shares for their benefit.

      GUARANTIES - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person, including Letters of Credit, guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such
Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation against loss in respect thereof, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. Notwithstanding the foregoing, in no event shall any of the following be deemed to be a Guaranty: (v) guaranties with respect to products of the Company or a Subsidiary in the ordinary course of business; (w) Letters of Credit issued in connection with commercial transactions for the purchase of goods in the ordinary course of business; (x) guaranties of payment obligations of Subsidiaries under operating leases in an annual aggregate amount not exceeding $1,000,000 or its equivalent in other currencies; (y) standby Letters of Credit for maintenance of insurance up to an aggregate face amount outstanding at any time of $7,500,000 and additional standby Letters of Credit up to an aggregate face amount outstanding at any time of $1,000,000; and (z) Guaranties by the Company in connection with sales of notes receivable permitted by Section 7.6(b)(ii). For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed (or the maximum amount to which such Guaranty is specifically limited), and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend (or the maximum amount to which such Guaranty is specifically limited).

      HAZARDOUS MATERIALS - (i) Any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant that (x) poses a hazard to any property of the Company or any Subsidiary or to Persons on or about such property or (y) causes such property to be in violation of any Environmental Law; (iii) any friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid with levels of polychlorinated biphenyls in excess of fifty parts per million;

and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

      INDEBTEDNESS - For any Person, without duplication, the outstanding principal amount of all borrowings which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet, and in any event all
(i) obligations for borrowed money or to pay the deferred purchase price of property or assets (except trade account payables arising in the ordinary course of business), (ii) obligations secured by any Lien upon, or payable from the proceeds of or production from, property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) Capitalized Leases, and (iv) Guaranties of obligations of others of the character referred to in this definition.

      INDUSTRIES - Helene Curtis Industries, Inc., a Delaware corporation.

      INSTITUTIONAL HOLDER - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution which is or becomes a holder of any Note.

      INTEREST EXPENSE - For any fiscal quarter, the amount properly includable as interest expense (including the interest component of Rentals under Capitalized Leases), in accordance with generally accepted accounting principles, of the company and its Subsidiaries during such period.

      INVESTMENTS - All investments made, in cash or by delivery of property, directly or indirectly, in any Person or in property, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise. Investments shall not include capital stock of Industries or the Company held in the Company's treasury.

      LETTER OF CREDIT - With respect to any Person, a letter of credit or similar instrument which is issued upon the application of such Person, with respect to which such Person is an account party or for which such Person is in any way liable.

      LIEN - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing, other than filings of financing statements in respect of operating leases and other similar filings of merely a precautionary nature including filings of financing statements in respect of sales of (and not security interests in) receivables and other accounts.

      MAKE-WHOLE AMOUNT - As of any Determination Date, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the present value of the principal and interest payments to be foregone by any prepayment (exclusive of accrued interest on such Notes through the date of prepayment) on such Note, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months), such payments at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of such Notes then to be prepaid or paid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of such Notes, the Make-Whole Amount is zero.

      MATERIAL ADVERSE EFFECT - (i) A material adverse effect on the business, properties, profits, prospects, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of the Company to perform its obligations under this Agreement or the Notes or (iii) the material impairment of the ability of the holders of the Notes to enforce the Company's obligations under this Agreement or the Notes.

      NON-CANCELLABLE OPERATING LEASE - For any fiscal quarter, any lease, other than a Capitalized Lease, with a remaining term, as of the first day of such quarter, including automatic renewals or renewals at the option of the lessor,of no less than three years.

      NOTES - As defined in Section 1.1.

      PBGC - As defined in Section 3.1(h).

      PERSON - Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any governmental authority, agency or political subdivision.

      PLAN - As defined in Section 3.1(h).

      PURCHASER - As defined in Section 1.1.

      REINVESTMENT YIELD. - The sum of (i) 0.60% plus (ii) the yield reported, as of 10:00 a.m. (New York City time) on the Determination Date, on the Cantor-Fitzgerald Brokerage Screen available on the Bloomberg and Knight Ridder Information System (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of the principal of Notes then being prepaid or paid as of the date of prepayment or payment, rounded to the nearest month, or if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" (the "statistical release") for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of such prepayment or payment rounded to the nearest month. For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used. In the event the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the holders of at least 51% in aggregate principal amount of the Notes, for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of prepayment or payment, as the case may be, rounded to the nearest month shall be used. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month).

      RELEASE - Any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Material), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      RENTALS - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

      RESTRICTED INVESTMENTS - Any Investments of the Company and its Subsidiaries except:

                   (i) Investments in Subsidiaries or in a Person which, concurrently with such Investment becomes a Subsidiary, or in property that constitutes substantially all of the assets of a Person or all or substantially all of a line of business or business division of a Person;

                   (ii) Investments in property to be used or consumed by the Company or a Subsidiary in the ordinary course of its business;

                   (iii) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                   (iv) Investments in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, maturing not more than one year from the date of acquisition thereof;

                   (v) Investments in certificates of deposits maturing not more than one year from the date of acquisition thereof, issued by any bank or trust company organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating at least $500,000,000;

                   (vi) Investments in commercial paper given the highest rating by both Moody's Investors Service, Inc. and Standard and Poor's Corporation and maturing not more than 270 days from the date of creation thereof; and

                   (vii) Investments in direct obligations of a state of the United States, or a municipality thereof, given the highest rating by both Moody's Investors Service, Inc. and Standard and Poor's Corporation and maturing not more than one year from the date of acquisition thereof.

      SECURITIES ACT - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

      SENIOR CONSOLIDATED INDEBTEDNESS - Any Consolidated Indebtedness other than Subordinated Indebtedness.

      SUBORDINATED INDEBTEDNESS - Any Indebtedness of the Company which is expressly subordinate in right of payment to the Notes.

      SUBISDIARY - (a) Any Person of which shares of Voting Stock (in the case of a corporation) representing more than 50% of the combined voting power of each outstanding class of Voting Stock are, or more than 50% of the equity (in the case of any Person which is not a corporation) is, owned or controlled, directly or indirectly, by the Company and (b) any corporation of which less than a majority of the combined voting power of the outstanding classes of Voting Stock is owned or controlled, directly or indirectly, by the Company, but which, in accordance with generally accepted accounting principles, is fully consolidated in the Company's financial statements.

      UNFUNDED VESTED LIABILITIES - With respect to any Plan, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

      VOTING STOCK - Capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

      WEIGHTED AVERAGE LIFE TO MATURITY - As applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing
(a) the principal amount of the Notes to be prepaid, into (b) the sum of the products obtained by multiplying (i) the amount of each scheduled payment of principal, including payment at final maturity, foregone by virtue of such prepayment of the Notes, by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such prepayment date and such scheduled payment.

      WHOLLY-OWNED - When applied to a Subsidiary, any Subsidiary 100% of the Voting Stock of which is owned by the Company and/or its Wholly-Owned Subsidiaries, other than directors' qualifying shares or, in the case of Subsidiaries organized under the laws of a jurisdiction other than the United States or a state thereof, nominal shares held by foreign nationals in accordance with local law.

      Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

      5.2. ACCOUNTING PRINICPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with United States generally accepted accounting principles as in effect from time to time (and the term "generally accepted accounting principles" shall have such meaning), except where such principles are inconsistent with any accounting treatment or computation required by this Agreement and except for the application of non-United States accounting principles and practices to the books and transactions of non-United States Subsidiaries to the extent not prohibited by United States generally accepted accounting principles.

      5.3. VALUATION PRINCIPLES. Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Earnings or to a reserve which was a charge to Consolidated Net Earnings or a write-up permitted by generally accepted accounting principles in connection with business acquisitions) relating thereto which was made after the date of this Agreement.

      5.4. DIRECT OR INDIRECT ACTIONS. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


SECTION 6.   AFFIRMATIVE COVENANTS

      The Company agrees that, for so long as any amount remains unpaid on any
Note:

      6.1. CORPORATE EXISTENCE. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 7.5 or Section 7.6.

      6.2. INSURANCE. The Company will, and will cause each Subsidiary to, maintain insurance coverage with financially sound and reputable insurers in such amounts, with such deductibles and against such risks as are required by law or sound business practice and are customary for corporations engaged in the same or similar businesses and owning and operating similar properties as the Company and its Subsidiaries.

      6.3. TAXES, CLAIMS FOR LABOR AND MATERIALS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

      6.4. MAINTENANCE OF PROPERTIES. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest), other than those determined in good faith by the Company to be no longer necessary to the conduct of its or their businesses, in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

      6.5. MAINTENANCE OF RECORDS. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles, and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

      6.6. FINANCIAL INFORMATION AND REPORTS. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request) the following:

      (a) As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of Industries, the Company and its Subsidiaries as of the end of such period and consolidated statements of earnings and cash flows of Industries, the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by Industries' independent certified public accountants) and certified by the chief financial officer or chief accounting officer of Industries (i) outlining the basis of presentation, and (ii) stating that the unaudited financial information presented in such financial statements reflects all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the consolidated financial condition of Industries, the Company and its Subsidiaries as of such dates and the consolidated results of their operations and changes in their cash flows for the periods then ended, except that such financial statements omit certain footnotes and are subject to normal year-end audit adjustments;

      (b) As soon as available and in any event within 90 days after the last day of each fiscal year, a consolidated balance sheet of Industries, the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report unqualified as to scope of audit and unqualified as to going concern as to the consolidated balance sheet and the related consolidated statements of earnings and stockholders' equity and cash flows by Coopers & Lybrand, or any other firm of independent public accountants of recognized national standing selected by Industries, to the effect that such financial statements present fairly, in all material respects, the consolidated financial condition of Industries, the Company and its Subsidiaries in conformity with generally accepted accounting principles and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

      (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer, chief accounting officer or Treasurer of Industries, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, no Default or Event of Default is occurring or has occurred as of the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, or if such officer is aware of any Default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through
7.10 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1 through 7.7 during the periods covered by the financial reports then being furnished and as of the end of such periods.

      (d)    Together with the financial reports delivered pursuant to paragraph
(b) of this Section 6.6, a letter of Industries' independent certified public accountants stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Default or Event of Default hereunder (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) or, if such accountants shall have obtained knowledge of any such Default or Event of Default, describing the nature thereof and the length of time it has existed;

      (e) Promptly after the Company obtains knowledge thereof, notice of any litigation or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $10,000,000, individually or in the aggregate, or which could reasonably be expected to have a Material Adverse Effect;

      (f) Promptly, copies of each financial statement, notice, report and proxy statement which Industries furnishes to its stockholders; copies of each registration statement and periodic report (without exhibits and other than registration statements relating to employee benefit plans) which Industries or the Company files with the Securities and Exchange Commission, and any similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to Industries or the Company or its securities which Industries or the Company files with any securities exchange on which any of securities of Industries or the Company may be registered;

      (g) As soon as available, a copy of each other report submitted to Industries, the Company or any Subsidiary by independent accountants retained by Industries, the Company or any Subsidiary in connection with any special financial or systems audit made by them of the books of Industries, the Company or any Subsidiary; and

      (h) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning Industries, the Company and its Subsidiaries.

      At such time as the Company and its Subsidiaries, on a consolidated basis, shall constitute less than 97% of the total assets, revenues or pretax earnings of Industries, the Company shall promptly notify each holder of Notes and the financial statements required to be delivered by the Company pursuant to paragraphs (a) and (b) above shall be consolidated financial statements of the Company and its Subsidiaries.

      6.7. INSPECTION OF PROPERTIES AND RECORDS. The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Company authorizes such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), in the presence of an officer of the Company if no Default or Event of Default has occurred and is continuing, all at such reasonable times upon reasonable notice and as often as you or such Institutional Holder may reasonably request and, if at the time thereof any Default or Event of Default has occurred and is continuing, at the Company's expense.

      6.8.   ERISA.

      (a) All assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any defined benefit Plan of the Company or any Subsidiary in the United States, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

      (b) The Company will not at any time permit any qualified Plan established, maintained or contributed to by it, any Subsidiary or any ERISA Affiliate to:
                   (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                   (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                   (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any such Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or ERISA Affiliate to liabilities which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (c) Upon request, the Company will furnish you or any other Institutional Holder a copy of the annual report (Form 5500) of each Plan of the Company or any Subsidiary required to be filed with the Internal Revenue Service no later than 45 days after the date such report has been filed with the Internal Revenue Service.

      (d) Promptly upon obtaining knowledge of the occurrence thereof, the Company will give you and each other Institutional Holder notice of (i) a reportable event with respect to any Plan under Section 4043 of ERISA as to which a notice would be required to be filed with the PBGC; (ii) the institution of any formal steps by the Company, any Subsidiary, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any formal steps by the Company, any Subsidiary, or any ERISA Affiliate to withdraw from any multiemployer Plan as defined in Section 4001(a)(3) of ERISA; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified in clauses (i) through (vi) above, could reasonably be expected to result in a Material Adverse Effect.

      6.9.   COMPLIANCE WITH LAWS.

      (a) The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, applicable to it or its or their respective business or property, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings and as to which the Company or such Subsidiary has established adequate reserves on its books in accordance with generally accepted accounting principles.

      (b) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder notice of the institution of any proceedings against, or the receipt of written notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation could reasonably be expected to give rise to a Material Adverse Effect.

      6.10. ACQUISITION OF NOTES. Neither the Company nor any Subsidiary nor any Affiliate acting on behalf of the Company, directly or indirectly, will repurchase or offer to repurchase any Notes unless the offer is made to repurchase Notes pro rata from all holders at the same time and on the same terms. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

      6.11. PRIVATE PLACEMENT NUMBER. The Company consents to the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number.

SECTION 7.   NEGATIVE COVENANTS

      The Company agrees that, for so long as any amount remains unpaid on any
Note:

      7.1. INTEREST COVERAGE. The Company will not permit, as of the end of any fiscal quarter, the ratio of (i) Consolidated Earnings before Interest and Taxes for the preceding four fiscal quarters ending on such date to (ii) the sum of Interest Expense and Rental expense under Non-Cancellable Operating Leases for such fiscal quarters to be less than 1.50 to 1.0.


      7.2.   INDEBTEDNESS.

      (a) The Company will not, and will not permit any Subsidiary to, create, assume, incur or otherwise become liable for, directly or indirectly, any Indebtedness if, after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness would exceed 60% of Consolidated Total Capitalization.

      (b) The Company will not permit any Subsidiary to create, assume, incur or otherwise become liable for, directly or indirectly, any Indebtedness (other than Indebtedness to the

Company or another Wholly-Owned Subsidiary) if, after giving effect thereto and to the application of the proceeds thereof, (i) outstanding Indebtedness of Subsidiaries would exceed 20% of Consolidated Net Worth and (ii) outstanding Indebtedness of Subsidiaries organized under the laws of the United States or any state thereof would exceed 15% of Consolidated Net Worth.

      7.3. LIENS. The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

      (a) Liens for taxes, assessments or other governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings;

      (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business, which secure payment of obligations not more than 60 days past due;

      (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, other social security or retirement benefits, or similar legislation;

      (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or such Subsidiary;

      (e) Liens arising out of judgments or awards against the Company or any Subsidiary, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Company or such Subsidiary shall be prosecuting an appeal or proceeding for review and in all cases with respect to which a stay of execution is in effect; provided, however, that the aggregate amount of liabilities (including interest and penalties, if any) of the Company and its Subsidiaries secured by such Liens do not at any time exceed $5,000,000;

      (f) Liens existing on the date of this Agreement and described in the attached Annex II and any extension, renewal or replacement of any such Liens, provided that such Lien does not extend to any additional property and the aggregate principal amount of Indebtedness secured by such Lien is not increased from the amount outstanding on the date of this Agreement;

      (g)    Liens pursuant to leases by Subsidiaries of store locations;

      (h) Liens granted by any Subsidiary in favor of the Company or another Subsidiary;

             (i) any Lien in property or in rights relating thereto to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price or cost of the construction of such property created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction, (B) any Lien in property existing at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary, or (C) any Lien existing on the Property of a corporation at the time of a sale, lease or other disposition of the Properties of such corporation as an entirety or substantially as an entirety to the Company or a Subsidiary; provided that the Indebtedness secured by any such Lien described in this paragraph (i) does not exceed 100% of the fair market value of the property subject to such Lien; and

      (j) Liens not otherwise permitted by this Section incurred subsequent to the Closing Date to secure Indebtedness provided that such Indebtedness is permitted under Section 7.2 and that the aggregate outstanding principal amount of such Indebtedness does not at any time exceed 10% of Consolidated Net Worth.

      7.4. RESTRICTED PAYMENTS. The Company will not, except as hereinafter provided:

      (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of Industries);

      (b) directly or indirectly, or through any Subsidiary, purchase, redeem, retire or otherwise acquire any shares of its capital stock of any class or that of Industries or any warrants, rights or options to purchase or acquire any shares of such capital stock;

      (c) make any other payment or distribution, either directly or indirectly, or through any Subsidiary, in respect of its or Industries' capital stock; or

      (d)    make, or permit any Subsidiary to make, any Restricted Investment;

(all such non-permitted declarations, payments, purchases, redemptions, retirements, acquisitions, distributions or Investments being hereinafter referred to as "Restricted Payments") unless no Default or Event of Default has occurred and is continuing and, after giving effect thereto, (i) the aggregate amount of Restricted Payments made after February 28, 1993 to and including the date of making the Restricted Payment in question would not exceed the sum of:
(w) $55,000,000; plus (x) 50% of Consolidated Net Earnings subsequent to February 28, 1993 (less 100% thereof in case of a deficit); plus (z) the net cash proceeds received by the Company from the sale of common stock subsequent to the Closing Date or the amount of any capital contribution received by the Company subsequent to the Closing Date; and (ii) no Default or Event of Default would exist. Any Restricted Payment by Industries shall be subject to, and shall be deemed to have been made by the Company for purposes of, this Section 7.4.

      The Company will not declare any dividend payable more than 90 days after the date of declaration.

      7.5. MERGER OR CONSOLIDATION. The Company will not, and will not permit any Subsidiary to, merge or consolidate with or into any Person, except that:

      (a) The Company may merge or consolidate with any Person (including a Subsidiary) or permit any Person (including a Subsidiary) to merge into it, provided that no Default or Event of Default has occurred and is continuing and that immediately after giving effect thereto,

                   (i) The Company is the successor corporation and expressly assumes its obligations under the Notes and this Agreement without the benefit of any write-up of assets in connection with such merger or consolidation;

                   (ii)  There shall exist no Default or Event of Default; and

      (b)    Any Subsidiary may merge into (i) the Company (subject to paragraph
(a)(i) above) or (ii) a Subsidiary provided that immediately before or after giving effect thereto there shall exist no Default or Event of Default.

      7.6.   SALE OF ASSETS.

      (a) The Company will not, and will not permit any Subsidiary to, (other than in the ordinary course of business, including inventory) sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively a "Disposition") any assets, including receivables and capital stock of Subsidiaries, in one or a series of transactions, to any Person (other than the sale of assets by a Subsidiary to another Subsidiary or the Company), (i) if in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) if, after giving effect to such Disposition and all prior Dispositions since the Closing Date, the aggregate net book value of assets subject to Dispositions would exceed, on a cumulative basis, 20% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (iii) if a Default or Event of Default exists.


      (b)    Notwithstanding the foregoing limitations in paragraph (a) of this
Section 7.6, the Company or a Subsidiary may make a Disposition and the net book value of the assets subject to such Disposition shall not be subject to or included in the foregoing limitations and computations (i) if the assets subject to such Disposition are not receivables and the proceeds (net of taxes and related expenses) from such Disposition are either (A) reinvested, within twelve months after such Disposition, in productive assets of the Company or its Subsidiaries or (B) applied by the Company to the pro rata prepayment of Senior Consolidated Indebtedness, including the Notes pursuant to Section 2.1(a), or
(ii) the assets subject to such Disposition are receivables, are sold for a consideration not less than 90% of the net book value thereof pursuant to a receivable securitization program and the face amount of such receivables so sold do not exceed in any fiscal year 10% of the consolidated net sales of the Company and its Subsidiaries for the preceding fiscal year.

      7.7. DISPOSITION OF STOCK OR INDEBTEDNESS OF SUBSIDIARIES. The Company will not:

      (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary, except to a Wholly-Owned Subsidiary or to qualify directors under applicable law;

      (b) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of the Company or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire shares of stock of) any other Subsidiary, except to the Company or a Wholly-Owned Subsidiary or to qualify directors under applicable law;

      (c) permit any Subsidiary to have outstanding any shares of preferred stock other than shares of preferred stock which are owned by the Company or a Wholly-Owned Subsidiary; or

      (d) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company or a Wholly-Owned Subsidiary or to qualify directors under applicable law;

PROVIDED that, subject to compliance with Section 7.6(a) all Indebtedness and shares of stock of any Subsidiary owned by the Company and the other Subsidiaries may be simultaneously sold as an entirety for a cash consideration at least equal to the fair value thereof (as determined in good faith by the Board of Directors of the Company) at the time of such sale if such Subsidiary does not at the time own (x) any Indebtedness of the Company or (y) any Indebtedness or shares of stock of any other Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso, and provided further that, not more than twice during the term of this Agreement, the Company may sell, or may permit any Subsidiary to sell, shares of stock of a Subsidiary organized under a jurisdiction other than the United States or a state thereof and subtantially all of the assets of which are located outside of the United States so long as after giving effect thereto, the Company or a Wholly-Owned Subsidiary owns not less than 80% of the stock of such Subsidiary on a fully-diluted basis.

      7.8. TRANSACTIONS WITH AFFILIATES The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate, except on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

      7.9. CONSOLIDATED TAX RETURNS. The Company will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than Industries and a Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

      7.10. NATURE OF BUSINESS. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the business then to be conducted by the Company and its Subsidiaries taken as a whole, would cease to be that described in the Confidential Offering Memorandum.

SECTION 8.   EVENTS OF DEFAULT AND REMEDIES THEREFOR

      8.1. NATURE OF EVENTS. An "Event of Default" shall exist if any one or more of the following occurs:

      (a) Any default in the payment of interest when due on any of the Notes;

      (b) Any default in the payment of the principal of any of the Notes or the Make-Whole Amount thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

      (c) Any default in the payment of the principal of, or interest or premium on, any other Indebtedness of the Company and its Subsidiaries aggregating in excess of $15,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) any default (other than a payment default) under any agreements of the Company and its Subsidiaries under or pursuant to which Indebtedness aggregating in excess of $20,000,000 is outstanding which results in the acceleration of such Indebtedness;

      (d) Any default in the observance of any covenant or agreement contained in Sections 7.1 through 7.10 or in Section 8.7;

      (e) Any default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 30 days;

      (f) Any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant to this Agreement, proves incorrect in any material respect as of the date of the making thereof;


      (g) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 45 days;

      (h) The Company or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or any trust created thereunder; or

      (i)    Industries, the Company or any Subsidiary shall

                   (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                   (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to file, within the time allowed for such purpose, an answer or other pleading denying or otherwise controverting the material allegations of such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                   (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

                   (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                   (v)   be finally adjudicated bankrupt or insolvent;

                   (vi)  be subject to the entry of a court order,
      (A) appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy or (C) for a reorganization pursuant to the Bankruptcy Laws or
      (D) for any other judicial modification or alteration of the rights of creditors; or

                   (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

      8.2. REMEDIES ON DEFAULT. When any Event of Default described in paragraphs (a) through (h) of Section 8.1 has occurred and is continuing, the holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, (i) when any Event of Default described in paragraph (a) or (b) of
Section 8.1 has occurred and is continuing, any holder may by notice to the Company declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and (ii) when any Event of Default described in paragraph (i) of Section 8.1 has occurred, then the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus the Make-Whole Amount (to the extent permitted by law) which shall be calculated on the Determination Date.

      8.3. ANNULMENT OF ACCELERATION OF NOTES. The provisions of Section 8.2 are subject to the condition that if the principal of, the Make-Whole Amount and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of Section 8.1, the holder or holders of at least 51% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, Make-Whole Amount or interest on the Notes which has become due and payable solely by reason of such declaration under
Section 8.2) shall have been duly paid and (iii) each and every Default or Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

      8.4. OTHER REMEDIES. If any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

      8.5. CONDUCT NO WAIVER; COLLECTION EXPENSES. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the Make-Whole Amount, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

      8.6. REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

      8.7. NOTICE OF DEFAULT. With respect to Defaults, Events of Default or claimed defaults, the Company will give the following notices:

      (a) The Company promptly, but in any event within the earlier of (i) 3 days after an executive officer of the Company has knowledge thereof or (ii) the date on which similar notice is given to any other creditor of the Company, will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

      (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.


SECTION 9.   AMENDMENTS, WAIVERS AND CONSENTS

      9.1. MATTERS SUBJECT TO MODIFICATION. Any term, covenant, agreement or condition of this Agreement may, with the written consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 51% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment or optional prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the Make-Whole Amount, if any, or change the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.2, Section 8.3 or this Section 9.

      For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

      9.2. SOLICITATION OF HOLDERS OF NOTES. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

      9.3. BINDING EFFECT. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

SECTION 10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

      10.1. FORM OF NOTES. Each Note initially delivered under this Agreement will be in the form of one fully registered Note in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $1,000,000 (or the remaining outstanding balance thereof, if less than $1,000,000).

      10.2. NOTE REGISTER. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a
Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

      10.3. ISSUANCE OF NEW NOTES UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance with Section 3.2, by Institutional Holders on compliance with Section 2.4 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

      10.4. REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of such loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

      10.5. SALE OF NOTES. No holder of a Note may sell a Note to any Person other than a Person who satisfies the definition of Institutional Holder.

SECTION 11.  MISCELLANEOUS

      11.1. EXPENSES. Whether or not the purchase of Notes herein contemplated shall be consummated, the Company agrees to pay directly all expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Corporation in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the fees and expenses of special counsel or the allocated costs and expenses of inside counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer or replacement of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this Section 11.1 shall survive the retirement of the Notes.

      11.2. NOTICES. Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in
Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Helene Curtis, Inc., 325 North Wells Street, Chicago, Illinois 60610-4791, Attention: Treasurer, or to such other address as the Company may in writing designate. A copy of any notice to the Company shall also be sent to the attention of the General Counsel, but failure to deliver such copy shall not impair the validity of notice given pursuant to the preceding sentence.

      11.3. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and
(iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

      11.4. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      11.5. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      11.6. HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11.7. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by
Section 11.3.

      11.8. RELIANCE ON AND SURVIVAL OF PROVISIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

      11.9. INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                   HELENE CURTIS, INC.

                                   By: /s/ Mary J. Oyer
                                       ----------------------------------------
                                   Title: Vice President and Corporate
                                          Controller

                                   CONNECTICUT MUTUAL LIFE
                                     INSURANCE COMPANY

                                   By: /s/ Lawrence D. Stillman
                                       ----------------------------------------
                                   Title: Senior Investment Officer

                                   CONNECTICUT GENERAL LIFE INSURANCE
                                     COMPANY

                                   By CIGNA Investments, Inc.

                                   By: /s/ Linda W. Schumann
                                       ----------------------------------------
                                   Title: Managing Director

                                   LIFE INSURANCE COMPANY OF NORTH
                                     AMERICA

                                   By CIGNA Investments, Inc.

                                   By: /s/ Linda W. Schumann
                                       ----------------------------------------
                                   Title: Managing Director

                                   GREAT-WEST LIFE & ANNUITY
                                     INSURANCE COMPANY

                                   By: /s/ Wayne T. Hoffman
                                       ----------------------------------------
                                   Title: V.P., Private Placement Investments

                                   By: /s/ James G. Lowery
                                       ----------------------------------------
                                   Title: Assist. V/P., Private Placement
                                          Investments

                                   NATIONWIDE LIFE INSURANCE COMPANY

                                   By: /s/ Jeffrey G. Milburn
                                       ----------------------------------------
                                   Title: V.P., Corporate Fixed-Income
                                          Securities

                                   FINANCIAL HORIZONS LIFE INSURANCE
                                     COMPANY

                                   By: /s/ Jeffrey G. Milburn
                                       ----------------------------------------
                                   Title: V.P., Corporate Fixed-Income
                                          Securities

                                   EMPLOYERS LIFE INSURANCE COMPANY OF
                                     WAUSAU

                                   By: /s/ Jeffrey G. Milburn
                                       ----------------------------------------
                                   Title: Attorney-In-Fact

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Connecticut Mutual Life Insurance Company            Series A         Series B
Capital Markets Group                                --------         --------
10 State House, 12th Floor                          $5,000,000      $10,000,000
Hartford, Connecticut  06103
Attention:  Securities Accounting/Carol Vojtila

        Address for all notices of payment and written confirmations of wire or inter-bank transfers, is as set forth above, with a copy to:

                 Connecticut Mutual Life Ins. Co.
                 c/o The Bank of New York
                 P.O. Box 19266
                 Attn:  P & I Department
                 Newark, NJ  07195

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 The Bank of New York
                 ABA# 021000018  BNF:  IOC566
                 Attn: P & I Department

                 For credit to:
                 Connecticut Mutual Life Insurance Company

                 Each wire transfer shall identify such
                 payment as "Helene Curtis, Inc., 6.11%
                 Senior Notes due March 15, 2001" or
                 "Helene Curtis, Inc., 6.50% Senior Notes due March 15, 2004;" include the private placement number and provide sufficient information (including whether payment is of principal, interest and/or premium) to identify the application of funds.

        All other communications (such as annual reports, statements, waivers, amendments) should be mailed to:

        Connecticut Mutual Life Insurance Company
        140 Garden Street
        Hartford, CT  06154
        Attn:  Private Placements, MS 272

        with a copy to:

        Connecticut Mutual Life Ins. Co.
        c/o The Bank of New York
        P.O. Box 19266
        Attn:  P & I Department
        Newark, NJ  07195

Tax ID# 06-0304620

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Nationwide Life Insurance Company                    Series A         Series B
One Nationwide Plaza                                 --------         --------
Columbus, Ohio  43216                               $4,000,000       $2,000,000
Attention:  Corporate Fixed-Income Securities

        Address for all communications, including notices of payment and written confirmations of wire or inter-bank transfers, is as set forth above (notices of payment addressed
        "Attention:  Corporate Money Management").

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 Society National Bank/Cleveland
                 ABA# 041001039

                 For credit to:
                 Nationwide Life Insurance Company
                 Account Number:  1000-52-9588

                 Each wire transfer shall identify such
                 payment as "Helene Curtis, Inc., 6.11%
                 Senior Notes due March 15, 2001" or
                 "Helene Curtis, Inc., 6.50% Senior Notes due March 15, 2004."

Tax ID #  31-4156830

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Financial Horizons Life Insurance Company            Series A         Series B
One Nationwide Plaza                                 --------         --------
Columbus, Ohio 43215-2220                           $1,000,000
Attention:  Corporate Fixed-Income Securities

        Address for all communications, including notices of payment and written confirmations of wire or inter-bank transfers, is as set forth above (notices of payment addressed
        "Attention:  Corporate Money Management").

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 Society National Bank/Cleveland
                 ABA# 041001039
                 For the account of Financial Horizons
                   Life Insurance Company
                 DDA Account # 1000-59-6555

                 Each wire transfer shall identify such
                 payment as "Helene Curtis, Inc., 6.11%
                 Senior Notes due March 15, 2001."

Tax ID# 31-1000740

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Employers Life Insurance Company of Wausau           Series A         Series B
2000 Westwood Avenue                                 --------         --------
Wausau, Wisconsin  54401                                             $3,000,000

Name of nominee in which Notes are to be issued:  Empl & Co.

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 Firstar Bank Milwaukee, N.A.
                 Account of Firstar Trust Company
                 ABA# 075000022
                 For Credit to Account 112 950 027
                 For Further Credit to Account 0557511
                 Attention:  Accounting Department

        With notice of each such payment to:

                 Employers Life Insurance Company of Wausau
                 2000 Westwood Avenue
                 Wausau, Wisconsin  54401
                 Attention:  Ms. Lorraine Moran

                 Each wire transfer shall identify such
                 payment as "Helene Curtis, Inc., 6.50%
                 Senior Notes due March 15, 2004."

        All other communications (such as annual reports, statements, waivers, amendments) should be mailed to:

                 Employers Life Insurance Company of Wausau
                 One Nationwide Plaza (1-33-07)
                 Columbus, Ohio  43215-2220
                 Attention:  Corporate Fixed-Income Securities

Tax ID# 39-1049873

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Connecticut General Life Insurance Company           Series A         Series B
900 Cottage Grove Road                               --------         --------
Bloomfield, Connecticut  06002                      $4,500,000       $3,200,000
Attention:  Private Securities Division S-307

Name of nominee in which Notes are to be issued:  CIG & CO.

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 FED ABA# 021000021 CHASE
                 NYC/CTR/BNF=CIGNA PRIVATE
                 PLACEMENTS/AC=9009001802

                 OBI=Helene Curtis, Inc. [Private Placement
                 Number], 6.11% Senior Notes due
                 March 15, 2001, [the amount
                 of interest and/or Principal, the
                 amount of any Prepayment, the
                 Payable Date, the Originator's
                 Contact Name and Telephone Number]
                 or Helene Curtis, Inc. [Private Placement
                 Number], 6.50% Senior Notes due
                 March 15, 2004, [the amount of
                 interest and/or Principal, the
                 amount of any Prepayment, the
                 Payable Date, the Originator's
                 Contact Name and Telephone Number]

                 Together with a Notice of each Payment to:

                 Chase Manhattan Bank, N.A.
                 Private Placement Servicing
                 P.O. Box 1508, Bowling Green Station
                 New York, NY  10081
                 ATTN:  CIGNA Private Placements
                 FAX:  212-552-3107/1005

        All notices of payment and written confirmations of wire or inter-bank transfers shall be sent to:

                 CIG & CO.
                 c/o CIGNA Investmens, Inc.
                 Hartford, CT  06152*
                 Attn:  Securities Accounting Department S-206

        All other communications:

                 CIG & CO.
                 c/o CIGNA Investments, Inc.
                 Hartfort, CT  06152*
                 Attn:  Private Securities Division (S-307)

Tax ID # 13-3574027

* For notices sent by overnight courier, express mail or messenger, substitute "900 Cottage Grove Road, Bloomfield, CT 06002" in place of "Hartford, CT 06152."

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Life Insurance Company of North America              Series A         Series B
900 Cottage Grove Road                               --------         --------
Bloomfield, Connecticut  06002                      $3,000,000       $4,300,000
Attention:  Private Securities Division S-307

Name of nominee in which Notes are to be issued:  ZANDE & CO.

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 Morgan Guaranty Trust Company of New York
                 ABA# 0210-0023-8
                 BTR/BNF=CUSTZ/AC-99999024/Z
                 ATTN;  CUST.SVC.
                 a/c ACCT# 35001

                 Each wire transfer shall identify such
                 payment as "Helene Curtis, Inc., 6.11%
                 Senior Notes due March 15, 2001" or
                 "Helene Curtis, Inc., 6.50% Senior Notes due March 15, 2004," providing sufficient information to identify the source of the transfer and the amount of interest and/or principal.

        All notices of payment and written confirmations of wire or inter-bank transfers shall be sent to:

                 ZANDE & CO.
                 c/o CIGNA Investments, Inc.
                 Hartford, CT  06152*
                 ATTN:  Securities Accounting Department (S-206)

        All other communications:

                 ZANDE & CO.
                 c/o CIGNA Investments, Inc.
                 Hartford, CT  06152*
                 ATTN:  Private Securities Division (S-307)

Tax ID# 13-6020804

                                   SCHEDULE I

                    PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Name and Address of Purchaser                        Principal Amount of Notes
- -----------------------------                        -------------------------

Great-West Life & Annuity Insurance Company          Series A         Series B
8515 East Orchard Road                               --------         --------
3rd Floor, Tower 2                                  $10,000,000
Englewood, Colorado  80111
Attention:  U.S. Private Placements

        All payments are to be by bank wire transfer of immediately available Federal funds to:

                 Norwest Bank Minnesota, N.A.
                 733 Marquette Avenue
                 Minneapolis, Minnesota 55479-0047

                 For credit to:
                 ABA #091-000-019
                 NW MPLS/TRUST CLEARING
                 Account Number  08-40-245
                 Attn:  Sue Skonnard
                       GWL Account Number 12468800

                 Each wire transfer shall identify such
                 payment as "Helene Curtis, Inc., 6.11%
                 Senior Notes due March 15, 2001" and provide sufficient information (including allocation of payment between principal and interest and confirmation of principal balance) to identify source and application of funds.

        All notices of payment and written confirmations of wire or inter-bank transfers shall be sent to:

                 Norwest Bank Minnesota, N.A.
                 733 Marquette Avenue
                 Investor's Building, 5th Floor
                 Minneapolis, Minnesota 55479-0047
                 Attn:  Income Collections

        All other communications (such as annual reports, statements, waivers, amendments) should be mailed to:

                 Great-West Life & Annuity Insurance Company
                 8515 East Orchard Road
                 3rd Floor, Tower 2
                 Englewood, Colorado 80111
                 Attn:  U.S. Private Placements

Tax ID #  84-0467907

                                     ANNEX I

                                  Subsidiaries


                                                           COUNTRY/STATE                                   *
DOMESTIC SUBSIDIARIES                                      OF INCORPORATION                  EQUITY OWNED**
Acme Cosmetic Corporation                                  Illinois                          100%
Aristocrat Products                                        Illinois                          100%
Attractions, Inc.                                          Delaware                          100%
Aura, Inc.                                                 Illinois                          100%
The Beauty Distribution Company                            Illinois                          100%
California Beauty Supply                                   California                        100%
Curtis Chemical Company                                    Illinois                          100%
Curtis Laboratories, Inc.                          A       Illinois                          100%
Economy Beauty Supply Company                      A       California                        100%
FDC, Inc.                                          A       California                        100%
Finesse, Inc.                                              Illinois                          100%
Helene Curtis International, Inc.                          Delaware                          100%
Helene Curtis USA, Inc.                                    Illinois                          100%
Henriette Cordler, Inc.                                    Illinois                          100%
Innovative Products, Inc.                                  Illinois                          100%
Innovative Styling Options, Inc.                           Illinois                          100%
Judy Lee, Inc.                                             Illinois                          100%
Loma Holdings Incorporated                         A       Nevada                            100%
Naturelle, Inc.                                            Illinois                          100%
Prodigy International, Inc.                                Illinois                          100%
Product Insights, Inc.                             A       Illinois                          100%
Product Insights of Indiana, Inc.                  A       Indiana                           100%
Sequel Products, Inc.                                      Illinois                          100%
Specialty Beauty Products, Inc.                            Illinois                          100%
Sue Cory, Inc.                                             Illinois                          100%
Viking Products, Inc.                                      Illinois                          100%

FOREIGN/CORPORATE
SUBSIDIARIES
Canocorp Pty. Ltd                                          Australia                         100%
Hair Care Partners AB                                      Sweden                            50%
Helene Curtis Scandinavia AB                       A       Sweden                            100%
Helene Curtis Argentina, S.A.                              Argentina                         100%
Helene Curtis Australia Pty. Ltd.                  A       Australia                         100%
Helene Curtis Do Brazil S/C Limitada                       Brazil                            100%
Helene Curtis (Europa) B.V.                        A       Holland                           100%
Helene Curtis Enterprises, Inc.                            Japan                             100%
Helene Curtis Japan                                A       Japan                             100%
Helene Curtis Limited                                      United Kingdom                    100%
Helene Curtis International Italia, S.p.A.         A       Italy                             100%
Helene Curtis Ltd/Lte                              A       Canada                            100%
Helene Curtis Verwaitungs GmbH                             Germany                           100%
Helene Curtis (New Zealand) Limited                A       New Zealand                       100%
Helene Curtis Mexico S.A. de C.V.                  A       Mexico                            100%(1)
King's Men Yugen Kaisha                                    Japan                             100%
Woodglow Pty. Ltd.                                         Australia                         100%

____________________
* Percentage owned by Helene Curtis, Inc. and/or wholly-owned subsidiaries of Helene Curtis, Inc.
** Shares held by local nationals to comply with foreign corporate law provisions are ignored.
(1)    Currently finalizing incorporation.
A =     Active Subsidiary

                                    ANNEX II

                                      Liens
                    (Dollars in Thousands Except Where Noted)



                                                        PROPERTY                    MATURITY
INDEBTEDNESS                INDEBTEDNESS               ENCUMBERED                  AND AMOUNT
INCURRED BY                    OWED TO                  (IF ANY)                  INDEBTEDNESS
- ------------                ------------               ----------                 ------------

SECURED DEBT
Helene Curtis Ltd/          London Life                Canadian                    C$1,664
  Ltee                                                 Warehouse                   7/15/97

Helene Curtis, Inc.         City of Chicago            1401 N. Cicero              $2,643
                            Dept. of Economic          Distribution                1/30/00
                            Development                Center
                            (UDAG)                     (racks and
                                                       conveyors)

CAPITAL LEASES

Helene Curtis, Inc.         Fidelity Mutual            4501 W. North               $   943
                            Insurance Co.              (portions of                1/1/21
                                                       factory)

H..C. Japan, Inc.           Sumishoh Lease             Computer                    Y31.7 Million
                            Company                    Hardware                      4/30/96

H.C. Japan, Inc.            Digital Computer           Computer                    Y88.7 Million
                            Lease Co.                  Hardware &                    2/28/97
                                                       Software

H.C. Australia Pty.         Portfolio Leasing          Computer                    A$  267
  Ltd.                      Company                    Hardware                    1/31/97


NOTE: Fiscal year end at 2/28/94, except for H.C. Japan, Inc. at 12/15/93; H.C. Australia Pty. Ltd. at 12/31/93; and Helene Curtis (New Zealand) Ltd. at 12/31/93.

                                    ANNEX III

                                  Indebtedness

                    (Dollars in Thousands Except Where Noted)


  INDEBTEDNESS         INDEBTEDNESS               PRINCIPAL         INTEREST               MATURITY               TYPE OF
  INCURRED BY             OWED TO                  AMOUNT             RATE                   DATE                  LOAN
Helene Curtis          Mellon Bank                $   3,000          3.85%                 3/1/94                 Short Term
  Inc.

Helene Curtis          Westpac Banking            NZ$   33           9.4%                  N/A                    Short Term/
  (New Zealand)          Corp.                                                                                    Overdraft
Ltd.

Helene Curtis          ANZ Bank                   NZ$  2,400         6.89%                 1/25/94-               Short Term
  (New Zealand)                                                                            2/21/94
Ltd.

Helene Curtis          NBD Australia              A$  3,450          5.78%                 1/1/94-                Short Term
  Australia Pty.                                                                           3/16/94
  Ltd.

Helene Curtis,         Bank Group                 $  124,000         3.47%-                3/1/94-                Bid Notes/
  Inc.                 (Revolver)                                    5.75%                 8/22/94                  Libor

Helene Curtis,         Nationwide                 $    25,000        6.68%                 1/31/96                Senior Note
  Inc.

Helene Curtis,         City of Ind.               $     6,000        2.50%                 10/1/06                Industrial
  Inc.                   California                                                                               Revenue Bond

Helene Curtis,         Cgo. Dept.                 $     2,643        6.00%                 1/30/00                Secured Debt
  Inc.                   Eco. Devel.

Helene Curtis          London Life                C$  1,664          11.00%                7/15/97                Secured Debt
  Ltd/Ltee.

Helene Curtis,         Fidelity                   $       943        N/A                   1/1/21                 Capital Lease
  Inc.                   Mutual Ins. Co.

Helene Curtis          Sumishoh Lease               Y31.7            N/A                   4/30/96                Capital Lease
  Japan, Inc.            Company                  Million

Helene Curtis          Digital Computer             Y88.7            N/A                   2/28/97                Capital Lease
  Japan, Inc.            Lease Co.                Million

Helene Curtis          Portfolio                  A$   267           N.A                   1/31/97                Capital Lease
  Australia Pty.         Leasing Co.
  Ltd.

NOTE: Consolidated Indebtedness Fiscal Year End at 2/28/94, except for H.C. Japan, Inc. at 12/15/93; H.c. Australia Pty, Ltd. at 12/31/93; and Helene Curtis (New Zealand) Ltd. at 12/31/93.

                                                                       EXHIBIT A

                               HELENE CURTIS, INC.

                                6.11% SENIOR NOTE

                               Due March 15, 2001

                                ----------------

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

                                ----------------

Registered Note No. R-                                  March 15, 1994
                      ---
$
 ----------

     HELENE CURTIS, INC., an Illinois corporation (the "Company"), for value received, promises to pay to ________________________ or registered assigns, on March 15, 2001, the principal amount of $__________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.11% per annum from the date hereof until maturity, payable on September 15 and March 15 in each year, commencing September 15, 1994, and at maturity, and to pay interest on any overdue principal, on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate equal to the greater of (a) 8.11% or (b) the sum of the prime rate announced by The First National Bank of Chicago from time to time for United States domestic loans in United States dollars plus 2%, until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 1994, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits. As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                        HELENE CURTIS, INC.

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                                                       EXHIBIT B

                               HELENE CURTIS, INC.

                                6.50% SENIOR NOTE

                               Due March 15, 2004

                                ----------------

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.


                                ----------------

Registered Note No. R-                                   March 15, 1994
                      ---
$
 ----------

     HELENE CURTIS, INC., an Illinois corporation (the "Company"), for value received, promises to pay to ___________________________ or registered assigns, on March 15, 2004, the principal amount of $____________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.50% per annum from the date hereof until maturity, payable on September 15 and March 15 in each year, commencing September 15, 1994, and at maturity, and to pay interest on any overdue principal, on any overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at a per annum rate equal to the greater of (a) 8.50% or (b) the sum of the prime rate announced by The First National Bank of Chicago from time to time for United States domestic loans in United States dollars plus 2%, until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 1, 1994, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits. As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                        HELENE CURTIS, INC.

                                        By:
                                           -------------------------------------
                                        Its:
                                            -----------------------------------

                                                                       EXHIBIT C

                                 LEGAL OPINIONS

     The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

     1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Illinois, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

     2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     4. The issuance and sale of the Notes and compliance by the Company with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

     5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

The opinion of Gardner, Carton & Douglas also shall state that the legal opinion of Roy A. Wentz, Esq., Secretary and General Counsel of Industries and the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

                                                                       EXHIBIT D


                     Helene Curtis, Inc.
                     325 N. Wells Street
                       Chicago, Illinois
                                   60610                       Roy A. Wentz
                  Telephone 312-661-0222                     Vice President
                  Facsimile 312-527-5103      Secretary and General Counsel



March 15, 1994

To each of the Purchasers
named in the hereinafter
defined Agreement



Ladies and Gentlemen:

             I have acted as counsel to Helene Curtis, Inc., an Illinois corporation (the "Company"), in connection with the authorization, execution and delivery of the Note Agreement dated as of March 1, 1994 between the Company and each of you (the "Agreement") and the issuance and sale to you of the Notes pursuant to the Agreement. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

             In my capacity as counsel, I have made such investigations of fact and have considered such questions of law as I have deemed necessary for the purposes of this opinion, which is being delivered to you pursuant to Section
4.2 of the Agreement.  Based on the foregoing, it is my opinion that:

             1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and to enter into and perform the Agreement and to issue and sell the Notes.

             2. The Company is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except where such failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect.

             3. Each active Subsidiary listed in Annex I to the Agreement is duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, except for certain Subsidiaries which may not be in good standing in such jurisdictions, which failures, individually or in the aggregate, would not have a Material Adverse Effect.

March 15, 1994
Page 2


             4. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

             5. The offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

             6. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution, delivery and performance by the Company of the Agreement or the lawful offering, issuance and sale by the Company of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required in connection with the offer, issuance and sale of the Notes by the Company.

             7. The issuance and sale of the Notes by the Company and compliance with the terms and provisions of the Notes and the Agreement by the Company will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of Industries, the Company or any Subsidiary pursuant to the provisions of (i) the Certificate of Incorporation (or other Charter document) or by-laws of Industries, the Company or any Subsidiary or any loan agreement under which Industries, the Company or any Subsidiary is bound, or other agreement or instrument under which Industries, the Company or any Subsidiary is a party or by which any of them or their property is bound or may be affected or (ii) any law (including usury laws) or regulation, order, writ, injunction or decree of any court, governmental authority or arbitration board applicable to Industries, the Company or any Subsidiary.

             8. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting Industries, the Company or any Subsidiary, at law or in equity or before or by any Federal, state, municipal or other governmental department, arbitration board, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to have a Material Adverse Effect.

March 15, 1994
Page 3


             9. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

             10. The issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).

             In rendering the opinion expressed above, I have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as I have deemed relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than of officers of the Company), the legal capacity of natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination. This opinion is limited to the laws of the State of Illinois, The General Corporation Law of the State of Delaware and the federal laws of the United States.


                                        Very truly yours,


                                        /s/ Roy A. Wentz
                                        Roy A. Wentz